Exhibit 24.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 of our report dated February 6, 2001 relating to the financial statements of Cross Genetic Technologies, Inc. appearing in such prospectus.


/s/ Stokes & Company, P.C.
                                            STOKES & COMPANY, P.C.
Washington, D.C.
July 9, 2001